Exhibit 99.2

NEWS

For immediate release

AAR CORP. Prices Add-on Offering of 7.25% Senior Notes due 2022

WOOD DALE, ILLINOIS (April 10, 2013) —AAR CORP. (NYSE: AIR) announced today the pricing of an add-on offering of $150,000,000 aggregate principal amount of its 7.25% Senior Notes due 2022 (the “Notes”) in a private placement to eligible purchasers. The size of the offering represents an increase of $25,000,000 from the amount originally proposed.  The Notes will be sold at a price equal to 107.5% of the principal amount thereof, for a yield to maturity of 6.12%. The Notes will be senior unsecured obligations of AAR CORP. (the “Company”) and will be guaranteed by substantially all of the Company’s subsidiaries.

The Notes will be issued under the indenture dated as of January 23, 2012, as supplemented as of November 30, 2012 (the “Indenture”), pursuant to which the Company issued $175,000,000 aggregate principal amount of its 7.25% Senior Notes due 2022 (the “Existing Notes”).  The Notes will be treated as a single series with the Existing Notes and will have the same terms as those of the Existing Notes, except for certain provisions relating to registration rights.  The Notes and the Existing Notes will vote as one class under the Indenture.

The Company will use the net proceeds of the offering to repay a portion of the borrowings under its unsecured revolving credit agreement and to pay related fees and expenses.

The Notes and the related guarantees are being offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About AAR

AAR is a global aerospace and defense contractor that employs more than 6,000 people in 17 countries. Based in Wood Dale, Illinois, AAR supports commercial, government and defense

1100 N. Wood Dale Road • Wood Dale, Illinois 60191 USA • 1-630-227-2000 Fax 1-630-227-2101

customers through two operating segments: Aviation Services and Technology Products. AAR’s services include inventory management and parts distribution; aircraft maintenance, repair and overhaul; and expeditionary airlift. AAR’s products include cargo systems and containers; mobility systems and shelters; advanced aerostructures; and specialized command and control systems. More information can be found at www.aarcorp.com.

Contact: Michael Sharp, Chief Financial Officer | (630) 227-2110 | Michael.Sharp@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2012. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.  These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control.  The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.